UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2010

AZZ incorporated
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 W. 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:	(817) 810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On June 17, 2010, AZZ incorporated (“AZZ”) filed a Form 8-K to report that on June 14, 2010, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 31, 2010 among AZZ, Big Kettle Merger Sub, Inc., an indirect wholly-owned subsidiary of AZZ (the “Purchaser”), and North American Galvanizing & Coatings, Inc. (“NGA”), Purchaser completed a cash tender offer for all of NGA’s outstanding shares of common stock, par value $0.10 per share (the “NGA Common Stock”), at a purchase price of $7.50 per share in cash, without interest (less any applicable withholding taxes), whereby Purchaser accepted for payment approximately 12,962,287 shares of NGA Common Stock.  On August 3, 2010, the stockholders of NGA voted at a special meeting of stockholders to adopt the Merger Agreement, allowing for the merger of the Purchaser with and into NGA (the “Merger”), with NGA as the surviving corporation, pursuant to the terms of the Merger Agreement.  The Merger closed and became effective on August 3, 2010 and resulted in NGA becoming an indirect wholly-owned subsidiary of AZZ. This Form 8-K/A is being filed to provide the financial statements described below.

SECTION 9                   FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(a)           FINANCIAL STATEMENTS OF THE ACQUIRED BUSINESS

Unaudited condensed consolidated financial statements of North American Galvanizing & Coatings, Inc. as of March 31, 2010 and for the three month periods ended March 31, 2010 and 2009 (incorporated by reference to Quarterly Report on Form 10-Q filed by NGA with the SEC on April 30, 2010).

Audited consolidated financial statements of North American Galvanizing & Coatings, Inc. as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 (incorporated by reference to Annual Report on Form 10-K filed by NGA with the SEC on February 24, 2010).

(b)           UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined consolidated balance sheet as of May 31, 2010 and the unaudited pro forma condensed combined consolidated statements of earnings for the three months ended May 31, 2010 and for the  fiscal year ended February 28, 2010 are based on the historical financial statements of AZZ and NGA after giving effect to the acquisition of NGA by AZZ and after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.  AZZ acquired control of NGA on June 14, 2010, and NGA became an indirect wholly-owned subsidiary of AZZ on August 3, 2010.

The unaudited pro forma condensed combined consolidated financial statements have been prepared by AZZ for illustrative purposes only and reflect the preliminary estimates and assumptions based on information available at the time of preparation, including preliminary fair value estimates of the intangible assets acquired and net liabilities assumed as discussed below.  The unaudited pro forma condensed combined consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of AZZ that would have been reported had the acquisition been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial condition of AZZ.  The unaudited pro forma condensed combined consolidated financial statements do not reflect any operating efficiencies and/or cost savings that AZZ may achieve with respect to the combined companies.

AZZ and NGA have different fiscal year ends.  Accordingly, the unaudited pro forma condensed combined consolidated balance sheet as of May 31, 2010 combines AZZ's historical unaudited consolidated condensed balance sheet as of May 31, 2010 and NGA's historical unaudited condensed consolidated balance sheet as of March 31, 2010 and is presented as if the acquisition of NGA had occurred on May 31, 2010.  The unaudited pro forma condensed combined consolidated statement of earnings for the three months ended May 31, 2010 combines the unaudited historical results of AZZ for the three months ended May 31, 2010 and the unaudited historical results of NGA for the three months ended March 31, 2010.  The unaudited pro forma condensed combined consolidated statement of earnings for the fiscal year ended February 28, 2010 combines the historical results of AZZ for the year ended February 28, 2010 and the historical results of NGA for the year ended December 31, 2009.  The unaudited pro forma condensed combined consolidated statements of earnings are presented as if the acquisition had occurred on March 1, 2009.

The acquisition of NGA has been accounted for under the acquisition method of accounting.  Accordingly, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined consolidated financial statements, has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values as of the completion of the acquisition.  These allocations reflect various preliminary estimates and analyses, including preliminary work performed by third-party valuation specialists, and are subject to change during the purchase price allocation period (generally one year from the acquisition date) as valuations are finalized.

We will consolidate the general and administration function of NGA with AZZ.  The NGA corporate office in Tulsa will be closed and certain positions will be relocated to other AZZ facilities.  The majority of the General & Administrative costs associated with NGA will be eliminated.  This transition is anticipated to be completed by December 2010.

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with AZZ's historical consolidated financial statements and accompanying notes contained in AZZ's Annual Report on Form 10-K for its fiscal year ended February 28, 2010 and Quarterly Report on Form 10-Q for its quarter ended May 31, 2010 and NGA's historical consolidated financial statements and accompanying notes contained in NGA's Annual Report on Form 10-K for its fiscal year ended December 31, 2009 and Quarterly Report on Form 10-Q for its quarter ended March 31, 2010, which are included as Exhibits 99.2 and 99.1, respectively, to this Form 8-K/A.

(c)           The following exhibits are filed as part of this report.

Exhibit 15	Letter from Deloitte & Touche LLP dated as of August 26, 2010.
Exhibit 23.1	Consent of Independent Registered Public Accounting Firm.
Exhibit 99.1
Unaudited condensed consolidated financial statements of North American Galvanizing & Coatings, Inc. as of March 31, 2010 and for the three month periods ended March 31, 2010 and 2009 (incorporated herein by reference to Quarterly Report on Form 10-Q filed by NGA with the SEC on April 30, 2010).

Exhibit 99.2
Audited consolidated financial statements of North American Galvanizing & Coatings, Inc. as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 (incorporated herein by reference to Annual Report on Form 10-K filed by NGA with the SEC on February 24, 2010).

Exhibit 99.3
Unaudited Pro Forma Condensed Combined Consolidated Financial Information of AZZ incorporated as of and for the three month period ended May 31, 2010 and for the one year period ended February 28, 2010.

FORWARD LOOKING STATEMENTS

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects, “ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. In addition, certain factors could affect the outcome of the matters described herein. This Form 8-K may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the electrical power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets that AZZ serves, foreign and domestic, customer request delays of shipments, acquisition opportunities, adequacy of financing, and availability of experienced management employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2010 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov.

In addition, certain factors regarding AZZ’s acquisition of NGA could affect the outcome of the matters described herein, including, but not limited to, (1) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the Merger Agreement, (2) risks that the transaction disrupts current plans and operations, (3) changes in customer demand and response to products and services offered by NGA, including demand by the hot dip galvanizing markets, and (4) changes in the economic conditions of the various markets that NGA serves.

You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated
DATE: 8/26/10	By: /s/ Dana Perry
Dana Perry Senior Vice President Finance Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description-+
Exhibit 15	Letter from Deloitte & Touche LLP dated as of August 26, 2010.
Exhibit 23.1	Consent of Independent Registered Public Accounting Firm.
Exhibit 99.1
Unaudited condensed consolidated financial statements of North American Galvanizing & Coatings, Inc. as of March 31, 2010 and for the three month periods ended March 31, 2010 and 2009 (incorporated herein by reference to Quarterly Report on Form 10-Q filed by NGA with the SEC on April 30, 2010).

Exhibit 99.2
Audited consolidated financial statements of North American Galvanizing & Coatings, Inc. as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 (incorporated herein by reference to Annual Report on Form 10-K filed by NGA with the SEC on February 24, 2010).

Exhibit 99.3
Unaudited Pro Forma Condensed Combined Consolidated Financial Information of AZZ incorporated as of and for the three month period ended May 31, 2010 and for the one year period ended February 28, 2010.